UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala, FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2026, AIM ImmunoTech Inc. (the “Company”) entered into a warrant exercise inducement offer letter agreement (the “Inducement Letter”) with holders (the “Holders”) of (i) Class A and Class B common stock purchase warrants issued on May 31, 2024 (the “Existing May 2024 Warrants”), exercisable for up to an aggregate of 112,819 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) Class C and Class D Common Stock purchase warrants issued on September 30, 2024 (the “Existing September 2024 Warrants”) exercisable for up to an aggregate of 93,061 shares of Common Stock, and (iii) Class E and Class F Common Stock purchase warrants issued on July 31, 2025 (the “Existing July 2025 Warrants” and together with the Existing May 2024 Warrants and the Existing September 2024 Warrants, the “Existing Warrants”) exercisable for up to an aggregate of 8,514,048 shares of Common Stock. The Existing May 2024 Warrants have an exercise price of $36.30 per share, the Existing September 2024 Warrants have an exercise price of $28.00, and the Existing July 2025 Warrants have an exercise price of $1.439. The resale of the shares of Common Stock issuable upon exercise of the Existing May 2024 Warrants, Existing September 2024 Warrants, and the Existing July 2025 Warrants are registered pursuant to effective registration statements (File Nos. 333-280761, File Nos. 333-283269, and File No. 333-284443), respectively.

Pursuant to the Inducement Letter, the Holders agreed to exercise the Existing Warrants for cash at a reduced exercise price of $0.48 per share in consideration of the Company’s agreement to issue the Holders new warrants to purchase up to a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued pursuant to such Holder’s exercise of Existing Warrants, comprised of new Class H warrants to purchase up to 17,439,856 shares of Common Stock (the “Inducement Warrants” and the shares of Common Stock underlying the Inducement Warrants, the “Inducement Warrant Shares”) with an exercise term of 5 years from the initial exercise date. The initial exercise date of the Inducement Warrants is the Stockholder Approval Date (as defined below), and the exercise price thereof is $0.60 per share.

The Company entered into an engagement agreement (the “Engagement Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as its placement agent in connection with the transactions summarized above. Pursuant to the Engagement Agreement, the Company will pay the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds. Pursuant to the Engagement Agreement, the Company agreed to reimburse the Placement Agent for its expenses incurred in connection with the offering in an amount up to $50,000. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 6% of the aggregate number of shares of Common Stock issued pursuant to the Inducement Letter to the Holders who agreed to exercise their Existing Warrants (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the Inducement Warrants, except that the Placement Agent Warrants will be exercisable until the five-year anniversary of the date of issuance, will have an exercise price equal to 125% of the Reduced Exercise Price, and will include piggyback registration rights that are triggered if there is not an effective registration statement covering all of the Placement Agent Warrant Shares while the Placement Agent Warrants are outstanding. Additionally, the Company agreed to pay the Placement Agent a management fee of 0.75% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants.

If all of the Existing Warrants are exercised in full, the Company will receive aggregate gross proceeds of approximately $4.20 million (the “Warrant Inducement”). The Company intends to use the net proceeds for working capital and general corporate purposes.

The issuance of the Inducement Warrant Shares is subject to stockholder approval under applicable rules and regulations of NYSE American, to the extent required by such rules and regulations (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company has agreed to convene a stockholders’ meeting on or before the 75th day following the closing of the Warrant Inducement to approve the issuance of the Inducement Warrant Shares, if required. The closing of the transactions described above is expected to occur on May 8, 2026, subject to satisfaction of customary closing conditions (the “Closing”).

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) 30 calendar days after Closing, to register the resale of the Inducement Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days of its initial filing, or 90 calendar days should the Securities and Exchange Commission conduct a review of the initial filing.

The Inducement Letter and form of Inducement Warrant are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the Inducement Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties, and covenants by the Company, which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Class H Common Stock Purchase Warrant

10.1	Form of Inducement Letter, dated May 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Dated: May 8, 2026	/s/ Thomas K. Equels
Thomas K. Equels, CEO